UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart
Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2024, Veradigm Inc. (the “Company”) and Veradigm LLC, one of the Company’s subsidiaries (the “Co-Borrower”), entered into an amendment (the “Second Amendment”) to the Third Amended and Restated Credit Agreement, dated as of April 29, 2022, as previously amended, among the Company, the Co-Borrower, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”). The Credit Agreement provided for the Company’s $700 million revolving loan, with a maturity date of April 29, 2027 and an uncommitted incremental credit facility in a fixed amount of $350 million and an unlimited additional ratio-based amount so long as the senior secured net leverage ratio of the Company does not exceed 2.50:1.00, and requires the Company to deliver quarterly and annual financial statements to the Lenders. The Second Amendment (i) reduces the aggregate commitment of the revolving loan from $700 million to $400 million, (ii) reduces the maximum incremental credit facility amount to a fixed amount of $200 million and eliminates the ratio-based amount and (iii) provides the Company with an additional relief period during which the Company has additional time to furnish its financial statements for the fiscal quarters and fiscal years ending on or prior to September 30, 2024. Until all required financial statements have been delivered and the Company elects to terminate such additional relief period, the Second Amendment (i) includes a minimum liquidity covenant applicable to the Company during such relief period (reduced from $450 million to $350 million), and (ii) applies the highest pricing category in the leveraged-based pricing grid in the Credit Agreement during the relief period. The Second Amendment also continues to permit the Company to use management projected financial statements for purposes of financial testing. The foregoing summary of the Second Amendment is qualified in its entirety by the terms and conditions of the Second Amendment, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

As of the date of this report, the Company had approximately $400 million of available borrowing capacity, net of outstanding letters of credit, under the revolving loan available under the Credit Agreement.

Item 2.03	Creation of a Director Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Second Amendment set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Second Amendment, dated as of January 31, 2024, to the Third Amended and Restated Credit Agreement, dated as of April 29, 2022, among Veradigm Inc. (f/k/a Allscripts Healthcare Solutions, Inc.), Veradigm LLC (f/k/a Allscripts Healthcare, LLC), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: January 31, 2024	By:	/s/ Eric Jacobson
Eric Jacobson
Senior Vice President, Deputy General Counsel and Corporate Secretary